Exhibit 10.1

SERIES B CONVERSION NOTICE

TO:	Celsius Holdings, Inc. 140 NE 4th Avenue, Suite C Delray Beach, Florida 33483 Facsimile: 561 276 2268

The undersigned owner of 4,011 shares of Series B Convertible Preferred Stock (“Series B Shares”) issued by Celsius Holdings, Inc., a Nevada corporation, (the “Company”), and 332 Series B Shares accrued thereon for a total of 4,343 Series B Shares.

The undersigned hereby irrevocably exercises its right to convert 4,343 Series B Shares, which based on the current Conversion Price, are to be converted into 4,343,000 shares of the Company’s Common Stock post-split taking place on December 23, 2009. Enclosed herewith is the certificate or certificates representing 4,011 Series B Shares, it being understood that the 332 Series B Shares accrued thereon, have not been issued to the undersigned in certificate form.

The undersigned directs that the Common Stock and certificates therefor deliverable upon conversion, together with any check in payment for fractional Common Stock, be registered in the name of and/or delivered to the undersigned unless a different name has been indicated below.  All capitalized terms used and not defined herein have the respective meanings assigned to them in the Series B Shares Certificate of Designation and Securities Purchase Agreement between the undersigned and the Company.  The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a holder of the Series B Shares so converted shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

In connection with the above requested conversion, Celsius Holdings, Inc. has agreed to pay on December 15, 2010 $100,000 (one hundred thousand) as compensation for the premature conversion of the preferred shares.

Date:  December 23, 2009

/s/ William H. Milmoe

By: William H. Milmoe
Title: President of CDS Ventures of South Florida, LLC
3299 NW Second Ave
Boca Raton, FL 33431                                                                                     Agreed to:  /s/ S. Haley
S. Haley, CEO
Celsius Holdings, Inc.